UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2005

Commission File Number    0-15949

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

California    94-2862863
(State or other jurisdiction of incorporation or organization) (I.R.S. Employer identification No.)

100 Rowland Way, Novato, CA     94945
(Address of principal executive offices)  (Zip code)

(415) 878-4000
(Registrant's telephone number including area code)

Item 5.03. Amendment of Bylaws

On January 18, 2005, the Board of Directors of International Microcomputer Software, Inc. (“IMSI”) adopted a set of Amended and Restated Bylaws of IMSI. The Bylaws have been completely restated to modernize the language throughout, but the only substantive changes are the addition of sections: (i) describing the office of chief executive officer, and (ii) authorizing the Board of Directors to establish committees of the Board. The Amended and Restated Bylaws further remove certain provisions of the Bylaws relating to activities of close corporations, and which date from IMSI’s incorporation.

The complete text of the Amended and Restated Bylaws is attached as an exhibit hereto.

Exhibits:

Number    Exhibit Description

5.03    Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
Dated: January 18, 2005	By:	/s/ Martin Wade, III
Martin Wade, III
Director & Chief Executive Officer